U.S. SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: June 13, 2005


                                 PETROGEN CORP.
        _________________________________________________________________
        (Exact Name of Small Business Issuer as Specified in its Charter)


                                    NEVADA
              _____________________________________________________
              (State or other Jurisdiction as Specified in Charter)


        00-25579                                         87-0571853
________________________                    ____________________________________
(Commission file number)                    (I.R.S. Employer Identification No.)


                             3200 Southwest Freeway
                                   Suite 3300
                              Houston, Texas 77027
                    ________________________________________
                    (Address of Principal Executive Offices)


                                  713.402.6115
                           ___________________________
                           (Issuer's telephone number)


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Tiller Ranch Lease

         On June 9, 2005, Petrogen Corp., a Nevada corporation, announced the completion of the acquisition of a 100% working interest and a 70% net revenue interest in approximately 822 undeveloped acreage of oil and gas leases located in Tom Graham Field, Jim Wells County, Texas (the "Tom Graham Field"). We entered into an assignment of lease with Capital Exploration, Inc. ("Capital Exploration") dated June 3, 2005 (the "Tiller Ranch Lease"). In accordance with the terms and provisions of the Tiller Ranch Lease: (i) we have paid to Capital Exploration an initial sum towards the aggregate amount due and owing; (ii) in the event we do not perform according to the terms of the Tiller Ranch Lease, we will forfeit any and all payments made to Capital Exploration and will be required to reassign the Tiller Ranch Lease to Capital Exploration; and (iii) the spudding of the first well to be followed by continuous operations will begin no later than the fourth quarter of 2005 unless extended and agreed upon between us and Capital Exploration. We anticipate the drilling of six new locations capable of testing the multiple Frio and Vicksburg age reservoir sands located within the Lease, and anticipate that potentially up to 18 BCFG reserves are recoverable based upon extensive subsurface control provided by approximately 25 wells located on or adjacent to the Tiller Ranch Lease. .

         The Tiller Ranch Lease consists of potential natural gas exploration opportunities within an approximate 10,000 acres that comprise the Tom Graham Field. The Tom Graham Field has historically produced approximately 6,800,000 barrels of oil from six sands ranging in depths from 3,600 feet to 5,600 feet, and wells in the area have average production histories of approximately 8 to 10 years with cumulative production ranging from approximately 2.6 to 3.5 BCFG per well. We believe that extensive natural gas infrastructure exists within the area providing for immediate transportation and sales of any potential upcoming natural gas production.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.

             Not applicable.

         (b) Pro Forma Financial Information.

             Not applicable.

         (c) Exhibits.

             99.1 Press Release dated June 9, 2005.

                                   SIGNATURES


         In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                 PETROGEN CORP.


Date:  June 13, 2005             By: /s/ SACHA SPINDLER
                                    _______________________________________
                                    Sacha Spindler, Chief Executive Officer